Exhibit 99.1


                              Attachment to Form 4


                             JOINT FILER INFORMATION



Name and Address:                              Kenneth H. Shubin Stein, MD, CFA
                                               1995 Broadway, Suite 1801
                                               New York, NY 10023


Date of Event Requiring Statement:             11/05/07
Issuer and Ticker Symbol:                      Celebrate Express, Inc. (BDAY)
Relationship to Issuer:                        Director
Designated Filer:                              Spencer Capital Management, LLC


TABLE I INFORMATION

Title of Security:                             Common Stock
Transaction Date                               11/05/07
Transaction Code                               P
Amount of Securities and Price                 4,800 at $9.09 per share
Securities Acquired (A) or Disposed of (D)     A
Amount of Securities Beneficially Owned
   Following Reported Transactions             1,502,221
Ownership Form:                                I
Nature of Indirect Beneficial Ownership:       (1)